EXECUTION COPY

$275,000,000

TransDigm Inc.

7¾%  Senior Subordinated Notes due 2014

PURCHASE AGREEMENT

June 20, 2006

BANC OF AMERICA SECURITIES LLC (“Banc of America”)
CREDIT SUISSE SECURITIES (USA) LLC (“Credit Suisse”)
   As representatives of the several initial purchasers

c/o Banc of America Securities LLC
Nine West 57th Street
New York, N.Y. 10019

and

c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue,
New York, N.Y. 10010-3629

Dear Sirs:

1. TransDigm Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (collectively, the “Purchasers”) U.S.$275,000,000 principal amount of its 7¾%  Senior Subordinated Notes due 2014 (the “Offered Securities”) to be issued under an indenture (the “Indenture”) to be entered into among the Company, TransDigm Group Incorporated (“TD Group”), the subsidiaries of the Company to be named therein (TD Group and such subsidiaries being referred to herein collectively as the “Guarantors”) and The Bank of New York, as trustee (the “Trustee”). The United States Securities Act of 1933, as amended, is herein referred to as the “Securities Act.”

The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement to be entered into on the Closing Date (as defined herein) among the Company, the Guarantors and Banc of America and Credit Suisse, as representatives of the several Purchasers (the “Registration Rights Agreement”), pursuant to which, and subject to the terms and conditions set forth therein, the Company shall agree to file a registration statement with the Securities and Exchange Commission (the “Commission”) registering the resale of the Offered Securities under the Securities Act.

Simultaneously with the purchase, sale and delivery of the Offered Securities, the Company or TD Group, as applicable, will (i) accept for purchase and purchase all of the issued and outstanding 8 3/8% Senior Subordinated Notes due 2011 of the Company (the “8 3/8% Senior Subordinated Notes”) and accept all consents delivered in connection therewith with respect to the amendments to the indenture governing such notes to eliminate the restrictive covenants and certain event of default provisions contained therein, in each case that have been validly tendered or delivered, as the case may be, and not withdrawn upon the Closing Date (the offer to purchase the 8 3/8% Senior Subordinated Notes, together with the consent solicitation being referred to collectively herein as the “Tender Offer”), (ii) repay in full any and all amounts borrowed pursuant to the terms of the amended and restated credit agreement (the “Credit Agreement”), dated as of April 1, 2004, as amended as of November 10, 2005, among the Company, TransDigm Holding Company, the lenders thereto and Credit Suisse, as administrative agent and as collateral agent, (iii) enter into a new credit agreement (the “New Credit Agreement”) among the Company, TD Group, each subsidiary of the Company from time to time party thereto, the lenders party thereto and Credit Suisse as administrative agent and collateral agent, whereby the lenders party thereto agree to extend credit in the form of term loans in an aggregate principal amount not in excess of $650,000,000 and revolving loans, swingline loans and letters of credit in an aggregate principal amount at any time outstanding not in excess of $150,000,000 and (iv) pay a dividend to TransDigm Holding Company, which in turn will pay a dividend to TD Group, which in turn will use all such proceeds to repay in full any and all amounts borrowed by it pursuant to the terms of that certain Loan Agreement, dated as of November 10, 2005, by and among TD Group, Banc of America Bridge LLC, as administrative agent, and the lenders and other agents named therein.

The Company and the Guarantors hereby agree with the Purchasers as follows:

2. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, represent and warrant to, and agree with, the Purchasers that:

(a)  A preliminary offering circular (the “Preliminary Offering Circular”) relating to the Offered Securities to be offered by the Purchasers and a final offering circular (the “Final Offering Circular”) disclosing the offering price and other final terms of the Offered Securities and dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement) have been or will be prepared by the Company. “General Disclosure Package” means the Preliminary Offering Circular, together with any Issuer Free Writing Communication (as hereinafter defined) existing at the Applicable Time (as hereinafter defined) and the information which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B to this Agreement (including the term sheet listing the final terms of the Offered Securities and their offering, included in Schedule C to this Agreement, which is referred to as the “Terms Communication”). “Applicable Time” means 5:45 p.m. (New York City time) on the date of this Agreement. As of the date of this Agreement, the Final Offering Circular does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any individual Supplemental Marketing Material (as hereinafter defined), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary Offering Circular, the Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company by any Purchaser through Banc of America specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

“Free Writing Communication” means a written communication (as such term is defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Circular or the Final Offering Circular. “Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Company’s records. “Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule B to this Agreement.

(b)  Each of the Company and TD Group has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(c)  Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except for liens, encumbrances or defects on the capital stock of the subsidiaries (direct and indirect) of the Company granted in favor of the lenders under or related to the Credit Agreement or granted in favor of the lenders under or related to the New Credit Agreement.

(d)  The Indenture has been duly authorized; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this letter agreement (this “Agreement”) on the Closing Date (as defined below), the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered, will be consistent in all material respects with the information in the General Disclosure Package and will conform in all material respects to the description thereof contained in the Final Offering Circular and the Indenture, and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(e) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company or the Guarantors, on the one hand, and any person, on the other hand, that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder’s fee or other like payment.

(f)  No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation by the Company or the Guarantors of the transactions contemplated by this Agreement, or the Registration Rights Agreement, except for the order of the Commission declaring effective the Exchange Offer Registration Statement or, if required, the Shelf Registration Statement (each as defined in the Registration Rights Agreement).

(g)  The execution, delivery and performance of the Indenture and this Agreement by the Company and the Guarantors, the consummation by the Company and the Guarantors of the transactions herein contemplated and transactions contemplated by the Registration Rights Agreement, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (1) any statute or any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, TD Group or any subsidiary of TD Group or any of their properties, (2) assuming that the Financing Transaction (as defined in the Preliminary Offering Circular) has been consummated, any agreement or instrument to which the Company, TD Group or any such subsidiary is a party or by which the Company, TD Group or any such subsidiary is bound or to which any of the properties of the Company, TD Group or any such subsidiary is subject or (3) the charter or by-laws of the Company, TD Group or any such subsidiary, except in the case of clauses (1) and (2), for breaches, violations and defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(h)  This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(i) The Registration Rights Agreement has been duly authorized by the Company and the Guarantors and, upon its execution and delivery by the Company and the Guarantors, will be duly executed and delivered by the Company and the Guarantors and enforceable against the Company and the Guarantors in accordance with its terms, except that (1) the enforcement thereof may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (2) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

(j)  Except as disclosed in the General Disclosure Package, the Company, TD Group and its subsidiaries have good and marketable title to all material real properties and all other material properties and material assets owned by them, in each case, and except as disclosed in the General Disclosure Package, free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the General Disclosure Package, the Company, TD Group and their subsidiaries hold any material leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(k)  The Company, TD Group and their subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(l)  No labor dispute with the employees of the Company, TD Group or any subsidiary thereof exists or, to the knowledge of the Company, is imminent that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)  The Company, TD Group and their subsidiaries own, possess (including by license or other agreement) or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any written notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company, TD Group or any of their subsidiaries, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)  Except as disclosed in the General Disclosure Package, neither the Company, nor TD Group, nor any of their subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, there are no pending investigations which could reasonably be expected to lead to such a claim.

(o)  Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Company, TD Group, any of their subsidiaries or any of their respective properties that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; to the Company’s knowledge, no such actions, suits or proceedings are threatened against the Company, TD Group any of their subsidiaries or any of their respective properties.

(p)  The financial statements included in the General Disclosure Package present fairly in all material respects the financial position of TD Group (or, if applicable, TransDigm Holding Company) and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis.

(q)  Except as disclosed in the General Disclosure Package, since the date of the latest audited financial statements included in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of TD Group and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by TD Group on any class of its capital stock.

(r) TD Group is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended ( the “Exchange Act”), and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(s) Neither the Company nor TD Group is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the “Investment Company Act”); and neither the Company nor TD Group is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, neither the Company nor TD Group will be an “investment company” as defined in the Investment Company Act.

(t)  TD Group maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 (e) under the Exchange Act) that comply in all material respects with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to TD Group and its subsidiaries is made known to TD Group’s principal executive officer and principal financial officer by others within those entities.

(u)  No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(v)  The offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof, Regulation D thereunder and Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(w)  Except in connection with the consummation of the transactions contemplated by this Agreement, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act (“Regulation S”)) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied in all material respects and will comply in all material respects with the offering restriction requirements of Regulation S. The Company has not entered into and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities, except for this Agreement. Notwithstanding anything contained herein to the contrary, neither the Company nor any Guarantor makes any representation or warranty pursuant to this clause (v) with respect to any actions taken by the Purchasers in connection with the transactions contemplated by this Agreement.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, on the Closing Date, the Company agrees to sell to the several Purchasers, and each such Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98% of the principal amount thereof, plus accrued interest from June 23, 2006 to the Closing Date, the principal amount of Offered Securities set forth opposite the name of such Purchaser in Schedule A hereto.

The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global certificates in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Final Offering Circular. Payment for the Offered Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account specified by the Company in writing to Banc of America, with such payment being made on June 23, 2006, or at such other time not later than seven full business days thereafter as Banc of America and the Company determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities purchased pursuant to the terms hereof. The Global Securities will be made available for checking at the office of  Latham & Watkins LLP, New York, New York at least 24 hours prior to the Closing Date.

4. Representations by Purchasers; Resale by Purchasers. (a)   Each Purchaser severally represents and warrants to the Company that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A under the Securities Act (“Rule 144A”). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restriction requirements of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c)  Each Purchaser severally agrees that it and each of its affiliates has not entered into and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchaser or affiliates of the other Purchaser or with the prior written consent of the Company.

(d)  Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(e) Each of the Purchasers severally represents and agrees that (i) it has not offered or sold and prior to the expiry of a period of six months from the Closing Date, will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company or any Guarantor;

and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom

5. Certain Agreements of the Company and the Guarantors. The Company and, as applicable, the Guarantors agree with the Purchasers that:

(a)  The Company will advise Banc of America promptly of any proposal to amend or supplement the Preliminary Offering Circular or the Final Offering Circular and will not effect such amendment or supplementation without Banc of America’s consent, which consent shall not be unreasonably withheld or delayed. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, there occurs an event or development as a result of which the Preliminary Offering Circular, the Final Offering Circular, any document included within the General Disclosure Package or any Supplemental Marketing Material included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, or if it is necessary at any such time to amend or supplement the Preliminary Offering Circular, the Final Offering Circular, any document included within the General Disclosure Package or any Supplemental Marketing Material, the Company promptly will notify Banc of America of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither Banc of America’s consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7. This subsection does not apply to statements in or omissions from the Preliminary Offering Circular, the Final Offering Circular, any document included within the General Disclosure Package or any Supplemental Marketing Material made in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Banc of America specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(b)  The Company will furnish to Banc of America copies of the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as Banc of America may reasonably request, and the Company will furnish to Banc of America on the date hereof three copies of each of the foregoing documents, one of which in the case of the Preliminary Offering Circular and the Final Offering Circular will include the independent accountants’ reports manually signed by such independent accountants. At any time when neither the Company nor  TD Group is subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to Banc of America and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

(c)  The Company will use its commercially reasonable efforts to arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as Banc of America may reasonably designate and will use its commercially reasonable efforts to continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified as of the date hereof or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject as of the date hereof.

(d)  During the period of two years after the Closing Date, the Company will, upon request, furnish to Banc of America and Credit Suisse and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(e)  During the period of two years after the Closing Date, neither TD Group, nor the Company nor the Guarantors will, and will permit any of their subsidiaries to resell any of the Offered Securities that have been reacquired by any of them.

(f)  During the period of two years after the Closing Date, neither the Company nor any of the Guarantors will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(g)  The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses incurred by it in connection with the execution, issuance, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and, as applicable, the Exchange Securities; (iii) the cost of qualifying the Offered Securities for trading in The PortalSM Market (“PORTAL”) and any reasonable expenses incidental thereto; (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (v) for any expenses (including fees and disbursements of counsel) incurred by the Company in connection with the qualification of the Offered Securities or the Exchange Securities for sale under the laws of such states in the United States and Canada as Banc of America may reasonably designate (subject to the other terms set forth in this Agreement) and the printing of memoranda relating thereto; (vi) any fees charged by investment rating agencies for the rating of the Securities or the Exchange Securities; and (vii) any expenses incurred in distributing to the Purchasers the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material. The Company will also pay or reimburse the Purchasers (to the extent incurred by them) for all reasonable travel expenses of the Purchasers and the Company’s officers and employees and any other reasonable expenses of the Purchasers and the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Offered Securities.

(h)  In connection with the offering, until Banc of America shall have notified the Company of the completion of the resale of the Offered Securities, none of TD Group, the Company or any of its subsidiaries has or will, either alone or with one or more other persons, bid for or purchase for any account in which TD Group, the Company or any of its subsidiaries has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither TD Group, the Company nor any of its subsidiaries will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(i)  Simultaneously with the consummation of the transactions contemplated by this Agreement, TD Finance Corporation will merge with and into the Company, and the Company will be the surviving entity of such merger. In addition, on or prior to the second business day following the Closing Date, TransDigm Holding Company shall be merged with and into the Company, and the Company will be the surviving entity of such merger and, if for any reason such merger does not become effective on or prior to the second business day following the Closing Date, then TransDigm Holding Company shall execute and deliver a supplemental indenture to the Indenture, in form and substance reasonably satisfactory to Banc of America, pursuant to which it shall agree to become a guarantor under the terms of the Indenture for all purposes thereof.

(j)  In conjunction with the consummation of the transactions contemplated by this Agreement, the Tender Offer shall have been consummated and the Company, the guarantors and the trustee party to the indenture governing the 8 3/8% Senior Subordinated Notes (the “Existing Indenture”) shall have entered into a supplemental indenture to the Existing Indenture implementing the terms of the consent solicitation undertaken in connection with the Tender Offer.

6. Free Writing Communications. (a) The Company represents and agrees that, unless it obtains the prior consent of Banc of America, and Banc of America represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication.

(b)  The Company consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in the Terms Communication (which Terms Communication constitutes a Free Writing Communication) or is included in or is subsequently included in the Final Offering Circular or (ii) does not contain any material information about the Company or its securities that was provided by or on behalf of the Company, it being understood and agreed that any such Free Writing Communication referred to in clause (i) or (ii) shall not be an Issuer Free Writing Communication for purposes of this Agreement.

7. Conditions of the Obligations of the Purchasers.  The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance, in all material respects, by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)  The Purchasers shall have received a letter, dated the date of this Agreement, of Deloitte & Touche USA LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder (“Rules and Regulations”) and to the effect that in their opinion the financial statements examined by them and included in the Preliminary Offering Circular and the Final Offering Circular comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations.

(b) The Purchasers shall have also received a letter, dated the date of this Agreement, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations and to the effect that:

(i)  in their opinion the financial statements examined by them and included in the Preliminary Offering Circular and the Final Offering Circular comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

(ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included in the Preliminary Offering Circular and the Final Offering Circular;

(iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of TD Group, inquiries of officials of TD Group who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A)  (x) the unaudited financial statements included in the Preliminary Offering Circular and the Final Offering Circular do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or (y) any material modifications should be made to such unaudited financial statements for them to be in conformity with GAAP;

 (B) the unaudited consolidated net sales, net operating income and net income amounts for the 26-week periods ended April 1, 2006 and April 2, 2005 included in the Preliminary Offering Circular and the Final Offering Circular do not agree with the amounts set forth in the unaudited consolidated financial statements for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

(C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, (i) there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of TD Group and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Final Offering Circular; or

(D) for the period from the closing date of the latest income statement included in the Final Offering Circular to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Final Offering Circular, in consolidated net sales, net operating income, or in the ratio of earnings to fixed charges;

except in all cases set forth in clauses (B), (C) and (D) above for changes, increases or decreases which are described in such letter; and

(iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Preliminary Offering Circular, each other document comprising any part of the General Disclosure Package, the Final Offering Circular and each item of Supplemental Marketing Material (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of TD Group and its subsidiaries subject to the internal controls of TD Group’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

(c)  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of Banc of America and Credit Suisse, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook, except in each case for any of the foregoing relating solely to any 8 3/8% Senior Subordinated Notes that are not tendered in connection with the Tender Offer; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of Banc of America and Credit Suisse, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of TD Group on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States; (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of Banc of America and Credit Suisse, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

(d)  The Purchasers shall have received an opinion, dated the Closing Date, of Willkie Farr & Gallagher LLP, Baker & Hostetler LLP or other local counsel to the Company, as applicable, substantially to the effect that:

(i)  Each of the Company and TD Group has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware , with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each of the Company and TD Group is duly qualified to do business as a foreign corporation in good standing in the jurisdictions, if any, listed on a schedule to such opinion;

(ii) Each subsidiary of the Company listed on Schedule D hereto has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in the jurisdictions listed on a schedule to such opinion; all of the issued and outstanding capital stock of each such subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each such subsidiary owned by the Company, directly or through subsidiaries, is, to the knowledge of such counsel, owned free from liens, encumbrances and defects, except for liens, encumbrances and defects on the capital stock of the subsidiaries (direct and indirect) of the Company granted in favor of the lenders under or related to the Credit Agreement or granted in favor of the lenders under or related to the New Credit Agreement.

(iii)                The Indenture has been duly authorized, executed and delivered; the Offered Securities have been duly authorized, executed, authenticated, issued and delivered, are consistent in all material respects with the information in the General Disclosure Package and conform in all material respects to the description thereof contained in the Final Offering Circular; and the Indenture and the Offered Securities constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iv)               No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement, and the Registration Rights Agreement in connection with the issuance or sale of the Offered Securities by the Company, except such as may be required under state securities or blue sky laws except for the order of the Commission declaring effective the Exchange Offer Registration Statement or, if required, the Shelf Registration Statement or where the failure to obtain or make any of the foregoing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(v) To our knowledge, except as set forth in the General Disclosure Package, there are no pending actions, suits or proceedings against the Company, TD Group, any of their subsidiaries or any of their respective properties in any New York or Federal court that, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or which are otherwise material in the context of the sale of the Offered Securities;

(vi)               The execution, delivery and performance of the Indenture, this Agreement and the Registration Rights Agreement, the consummation of the transactions herein contemplated and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (1) any Federal or New York statute or any rule, regulation or order, in each case known to such counsel to be customarily applicable to transactions of the type contemplated by this Agreement or, to such counsel’s knowledge, any order, judgment or decree specifically naming the Company or any of its subsidiaries of any governmental agency or body or any court having jurisdiction over the Company or any such subsidiary or any of their properties, (2) any agreement or instrument to which the Company, TD Group or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject and which is listed on Schedule E hereto, or (3) the charter or by-laws of the Company or any such subsidiary, except in the case of clauses (1) and (2), for breaches, violations and defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby;

(vii)              Such counsel have no reason to believe that the Final Offering Circular, or any amendment or supplement thereto, as of the date hereof and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; such counsel have no reason to believe that the documents specified in a schedule to such counsel’s letter, consisting of those included in the General Disclosure Package, as of the Applicable Time and as of the Closing Date, when considered together with the information set forth in the schedules to this Agreement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements, related schedules and other financial and accounting information contained in the General Disclosure Package or the Final Offering Circular;

(viii) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors;

(ix)                The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Guarantors and will be enforceable against the Company and the Guarantors in accordance with its terms, except that (1) the enforcement thereof may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (2) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations

(ix)                It is not necessary in connection with (i) the offer, sale and delivery of the—Offered Securities by the Company to the Purchasers pursuant to this Agreement or (ii) the resales of the Offered Securities by the Purchasers in the manner contemplated by this Agreement, to register the Offered Securities under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act.

(e)  The Purchasers shall have received from Latham & Watkins LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Final Offering Circular and the General Disclosure Package, the exemption from registration for the offer and sale of the Offered Securities by the Company to the Purchasers and the resales by the Purchasers as contemplated hereby and other related matters as Banc of America and Credit Suisse may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)     The Purchasers shall have received a certificate, dated the Closing Date, of the Chief Executive Officer, the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the  date of the most recent financial statements in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

              (g) The Purchasers shall have received letters, dated the Closing Date, of Deloitte & Touche USA LLP and Ernst & Young LLP which meet the requirements of subsections (a) and (b), respectively, of this Section, except that the specified dates referred to in such subsections will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. Banc of America may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

8. Indemnification and Contribution. (a)  The Company and the Guarantors will, jointly and severally, indemnify and hold harmless each Purchaser, its officers, partners, members, directors and its affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Banc of America specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company and the Guarantors, their directors and officers and each person, if any, who controls the Company or the Guarantors within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company or the Guarantors, as the case may be, may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Banc of America specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or the Guarantors in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Preliminary Offering Circular and the Final Offering Circular furnished on behalf of each Purchaser: under the caption “Plan of Distribution” paragraphs 5, 8 and 9; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s or the Guarantors’ failure to perform their obligations under Section 5(a) of this Agreement.

(c)  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such action or claim effected without its consent, unless such indemnifying party has failed, upon request by the indemnified party pursuant to this Section 8, to reimburse the indemnified party for legal expenses due pursuant to this Section 8 within thirty days of such request.

(d)  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company compared to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e)  The obligations of the Company and the Guarantors under this Section shall be in addition to any liability which the Company or the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or the Guarantors within the meaning of the Securities Act or the Exchange Act.

9. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase—Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total—principal amount—of Offered Securities, Banc of America and Credit Suisse may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate—principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to Banc of America and Credit Suisse and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 10. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 8 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(c), the Company will reimburse the Purchasers for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Banc of America Securities LLC, Nine West 57th Street, New York, NY 10019, Attention: Legal Department, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1301 East 9th Street, Suite 3710, Cleveland, OH 44114, Attention: Chief Financial Officer; provided, however, that any notice to a Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

 (a) the Purchasers have been retained solely to act as initial purchasers in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Purchasers has been created in respect of any of the transactions contemplated by this Agreement, the Preliminary Offering Circular or the Final Offering Circular, irrespective of whether any Purchaser has advised or is advising the Company on other matters;

 (b)  the purchase price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Purchasers and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

 (c) the Company has been advised that the Purchasers and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Purchasers have no obligation to disclose such interests and transactions to Company by virtue of any fiduciary, advisory or agency relationship; and

 (d) the Company waives, to the fullest extent permitted by law, any claims it may have against the Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Purchasers shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

The Company and the Purchasers hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Purchasers in accordance with its terms.

Very truly yours,

TransDigm Inc.

By:	/s/ W. Nicholas Howley
Name: W. Nicholas Howley
Title: Chief Executive Officer

TransDigm Group Incorporated

By:	/s/ W. Nicholas Howley
Name: W. Nicholas Howley
Title: Chief Executive Officer

Avionic Instruments Inc.

By:	/s/ W. Nicholas Howley
Name: W. Nicholas Howley
Title: Chief Executive Officer

Skurka Aerospace Inc.

By:	/s/ W. Nicholas Howley
Name: W. Nicholas Howley
Title: Chief Executive Officer

DAC Realty Corp.

By:	/s/ W. Nicholas Howley
Name: W. Nicholas Howley
Title: Chief Executive Officer

Champion Aerospace Inc.

By:	/s/ W. Nicholas Howley
Name: W. Nicholas Howley
Title: Chief Executive Officer

MarathonNorco Aerospace Inc.

By:	/s/ W. Nicholas Howley
Name: W. Nicholas Howley
Title: Chief Executive Officer

ZMP, Inc.

By:	/s/ W. Nicholas Howley
Name: W. Nicholas Howley
Title: Chief Executive Officer

Adams Rite Aerospace, Inc.

By:	/s/ W. Nicholas Howley
Name: W. Nicholas Howley
Title: Chief Executive Officer

Christie Electric Corp.

By:	/s/ W. Nicholas Howley
Name: W. Nicholas Howley
Title: Chief Executive Officer

Sweeney Engineering Corp.

By:	/s/ Gregory Rufus
Name: Gregory Rufus
Title: Secretary and Treasurer

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

BANC OF AMERICA SECURITIES LLC

By:	/s/ John McCusker
Name: John McCusker
Title: Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Edward L. Neuburg
Name: Edward L. Neuburg
Title: Director

Acting on behalf of themselves

and as the Representatives of

the several Purchasers

SCHEDULE A

Purchaser	Principal Amount of Offered Securities
Banc of America Securities LLC.	$130,625,000

Credit Suisse Securities (USA) LLC	130,625,000

UBS Investment Bank	6,875,000

Barclays Capital	6,875,000

Total	$275,000,000

SCHEDULE B

1-  Terms Communication attached as Schedule C hereto.

SCHEDULE C

$275,000,000

TransDigm Inc.

7 ¾% Senior Subordinated Notes due 2014

June 20, 2006

Pricing Supplement dated June 20, 2006 to Preliminary Offering Memorandum dated June 19, 2006 of TransDigm Inc. (“TransDigm”)

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum.

The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.

The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and are being offered only (1) to “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Principal Amount:	$275,000,000
Title of Securities:	7 ¾% Senior Subordinated Notes due 2014
Final Maturity Date:	July 15, 2014
Issue Price:	100%, plus accrued interest, if any
Coupon:	7 ¾%
Interest Payment Dates:	January 15 and July 15
First Interest Payment Date:	January 15, 2007
Optional Redemption:

On or after July 15, 2009, TransDigm may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

Year	Price
2009	105.813%
2010	103.875%
2011	101.938%
2012 and thereafter	100.000%

At any time prior to July 15, 2009, the TransDigm may redeem all or a part of the Notes (which includes Additional Notes, if any), upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Notes, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption (the ‘‘Redemption Date’’), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

‘‘Applicable Premium’’ means, with respect to any Notes on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of the Note; or

(2) the excess, if any, of: (a) the present value at such Redemption Date of (i) the redemption price of the Note at July 15, 2009, plus (ii) all required interest payments due on such Note through July 15, 2009 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such Note.

Optional Redemption with Equity Proceeds:

At any time prior to July 15, 2009, TransDigm may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price equal to 107.750% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date.

Initial Purchasers:	Principal Amount of Notes
Banc of America Securities LLC	$130,625,000
Credit Suisse	130,625,000
UBS Securities LLC	6,875,000
Barclays Capital Inc.	6,875,000

Trade Date:	June 20, 2006
Settlement Date:	June 23, 2006 (T+ 3)
Distribution:	144A and Regulation S with registration rights as set forth in the Preliminary Offering Memorandum

Use of Proceeds:

The net proceeds from this offering will be used, together with the initial borrowings under the New Senior Secured Credit Facility and a portion of TransDigm’s existing cash balances, to repay the entire $288.4 million of principal amount outstanding under the Existing Senior Secured Credit Facility, to repay the entire $200 million of principal amount outstanding under the TD Group Loan Facility, to purchase all of the $400 million of aggregate principal amount of TransDigm’s 8 ⅜% Senior Subordinated Notes that are tendered in connection with the tender offer that was commenced in connection with this offering, to pay accrued and unpaid interest on all such indebtedness and to pay all premiums and transaction expenses associated with this transaction.

SCHEDULE D

LIST OF CERTAIN SUBSIDIARIES

Name of Subsidiary	State or Jurisdiction of Incorporation

MarathonNorco Aerospace, Inc.	Delaware

ZMP, Inc.	California

Adams Rite Aerospace, Inc.	California

Champion Aerospace Inc.	Delaware

Christie Electric Corp.	California

Avionic Instruments, Inc.	Delaware

Skurka Aerospace Inc.	Delaware

DAC Realty Corp.	New Jersey

Sweeney Engineering Corp.	California

SCHEDULE E

LIST OF CERTAIN AGREEMENTS

1.                  Stockholders’ Agreement, dated as of July 22, 2003, by and among TD Holding Corporation, Warburg Pincus Private Equity VIII, L.P., the other institutional investors whose names and addresses are set forth on Schedule I thereto and the employees of TransDigm Inc. and certain of its subsidiaries whose names and addresses are set forth on Schedule II thereto.

2.                  Registration Rights Agreement, dated as of July 22, 2003, among the institutional investors whose names and addresses are set forth on Schedule I thereto, the employees of TransDigm Inc. and certain of its subsidiaries whose names and addresses are set forth on Schedule II thereto and TD Holding Corporation.

3.                  Tax Sharing Agreement, dated as of July 22, 2003, by and among TD Holding Corporation, TransDigm Holding Company, TransDigm Inc. and such direct and indirect subsidiaries of TD Holding Corporation that are listed on Exhibit A thereto.

4.                  Standard Industrial/Commercial Single-Tenant Lease — Net, dated as of December 31, 2004, between VHEM, LLC, d/b/a H&M Properties, and Skurka Aerospace Inc.

5.                    Guaranty of Lease, dated as of December 31, 2004, by TransDigm Inc. in favor of VHEM, LLC, d/b/a H&M Properties.